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                                                                    EXHIBIT 23.1

                           Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76498) pertaining to the 1991 Stock Option Plan and Director Stock Option Plan of IVI Publishing, Inc., of our report dated February 11, 1997, with respect to the financial statements and schedule of IVI Publishing, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




                                                            ERNST & YOUNG LLP



Minneapolis, Minnesota
March 28, 1997